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                                                                    EXHIBIT 10.3

                     [FULLER, TUBB & POMEROY LETTERHEAD]


                                August 21, 1996


Ms. Suzanne Peterson
424 N.W. 21st Street
Oklahoma City, OK  73103

                          Re: SuperCorp Inc. and Dransfield Paper Holdings Limited merger-spinoff

Dear Ms. Peterson:

         I earlier advised you of a proposed merger-spinoff transaction pursuant to an agreement that SuperCorp has entered into with Dransfield Paper Holdings Limited, a Hong Kong company that manufacturers and distributes sanitary paper products (toilet paper, facial tissues, and paper napkins) in Hong Kong and China.

         We shall soon be filing the necessary registration statements with the Securities and Exchange Commission.

         There is a requirement that I must address at this time. It concerns the possibility - which is not the probability - that the shareholders of Dransfield Paper Holdings Limited should vote to disapprove the merger-spinoff proposal.

         I enclose several pages of the present draft of the registration statements being prepared for filing with the Securities and Exchange Commission. You will see a section entitled "Consequences Should the Merger Not Occur." Described in this section is a rather complex arrangement which is required by Rule 419 of the Securities and Exchange Commission. Such rule relates to companies known as "blank check companies." While the company to be created by SuperCorp (referred to in the enclosed draft as "the Company") is not a classic "blank check company" as envisioned by the Securities and Exchange Commission, I do believe that the Company, prior to the merger, falls under the requirements of Rule 419. Accordingly, it will be necessary to comply with such rule, and the rule requires that if the Company does not acquire a business or assets that would constitute a business within eighteen months after the registration statement becomes effective, the shares of stock of the Company are not to be let loose into the


                                                                    Exhibit 10.3
                                      1                        Page 1 of 2 pages
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public market.  I believe that a satisfactory way of complying with the rule is to have the holders of the majority of the Company's common stock agree at this time that they will vote to dissolve the Company (remember: the Company is not SuperCorp but a company created by SuperCorp) if no merger or business acquisition occurs with eighteen months after the effective date of the registration statement.

         I believe that the enclosed materials explain this matter. A letter identical to this letter is being sent to persons whose shareholdings of SuperCorp aggregate more than 50 percent of its outstanding shares and who will receive more than 50 percent of the shares of the Company whose shares are being spun off.

         I ask that you and each of such persons execute where indicated below a copy of this letter and return it to me, indicating thereby that, should the proposed merger between Dransfield China Paper Corporation and Dransfield Paper Holdings Limited not be effected, and should Dransfield China Paper Corporation not acquire a business or assets that would constitute a business within eighteen months after the effective date of the registration statement to be filed with the Securities and Exchange Commission, you will vote to cause a dissolution of Dransfield China Paper Corporation or comply with any similar alternative requirement that might be proposed by the Securities and Exchange Commission to effect compliance with its Rule 419.

         I appreciate your cooperation. Should you not agree to the matters set forth herein, it is likely that the transaction with Dransfield Paper Holdings Limited will have to be abandoned.


                                        Sincerely,

                                        /s/ Thomas J. Kenan

                                        Thomas J. Kenan

TJK:ss
Enclosures

         The undersigned agrees to the matters set forth in the above letter.



/s/ Suzanne Peterson
- -------------------------
Suzanne Peterson





                                                                    Exhibit 10.3
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